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                                                                  EXHIBIT 23.1.5

To the Board of Directors and Stockholders of United Auto Group, Inc.
New York, New York

We consent to the use in this Registration Statement relating to shares of Common Stock of United Auto Group, Inc. on Form S-1 of our report on the financial statements of Hickman Nissan, Inc. dated April 3, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

/s/ FAUCETT, TAYLOR & ASSOCIATES, P.C.
Faucett, Taylor & Associates, P.C.

Atlanta, Georgia
July 31, 1996